INDEMNIFICATION AGREEMENT


          THIS AGREEMENT, effective as of the ________ day of October, 1993, is between Price Communications Corporation, a New
York corporation (the "Company"), and _________________ (the
"Indemnitee").

          WHEREAS, it is essential to the Company to retain and attract as directors and officers of the Company the most capable persons available; and

          WHEREAS, Indemnitee is a director and/or officer of the Company; and

          WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today's environ-ment; and

          WHEREAS, basic protection against undue risk of person-al liability of directors and officers heretofore has been provided for many companies through insurance coverage providing reasonable protection at reasonable cost, but as a result of substantial changes in the marketplace for such insurance it has become increasingly more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost; and

          WHEREAS, the Company for many years has not had direct-ors' and officers' liability insurance coverage, and despite extensive efforts to obtain such coverage since consummation of its plan of reorganization on December 30, 1992 has to date been unable to obtain insurance with such coverage and in amounts it deems prudent, and it is uncertain whether, at what times and at what cost such insurance will become available and to the extent available, whether prudent in amount and coverage; and

          WHEREAS, the Restated Certificate of Incorporation of the Company requires the Company to indemnify directors to the fullest extent permitted by law and Indemnitee has been serving and continues to serve as a director and/or officer of the Company, in part in reliance on such Restated Certificate of Incorporation; and

          WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to ensure Indemnitee's continued service to the Company in an effective manner, the difficulty in obtaining satisfactory directors' and officers' liability insurance coverage, and Indemnitee's reliance on the aforesaid Restated Certificate of Incorporation and, in part, to provide Indemnitee with specific contractual assurance that the protection promised by such Restated Certificate of Incorporation will be available to Indemnitee, the Company desires to provide in this Agreement for the indemnification of and the advance of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law, as set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at the Company's request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.   Certain Definitions.

          (a) Claim: Any threatened, pending or completed action, suit or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and whether or not Indemnitee is a party thereto, and/or any inquiry or investi-gation, whether initiated or conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding.

          (b) Expenses: Include attorneys', experts' and accountants' fees and all other fees, costs, expenses and obliga-tions paid or incurred or anticipated by Indemnitee to be in-curred in connection with investigating, defending, being a witness in or participating in (including on appeal and regard-less of whether Indemnitee is a party thereto), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event, including without limitation in connec-tion with any such Claim in advance of its final disposition.

          (c) Indemnifiable Event: Any event, occurrence or circumstance (regardless of whether any such event, occurrence or circumstance occurred prior to the date of this Agreement or occurs on or after such date) related to or arising in any way out of or in connection with the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee, trustee, agent, fiduciary or in any other capacity of another corporation, partnership, joint ven-ture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

          (d) Reviewing Party: Any person or body consisting of a member or members of the Company's Board of Directors or the Special Independent Counsel referred to in Section 3 (or, to the fullest extent permitted by law, any other person or body ap-pointed by the Board), who is not a party to the particular Claim for which Indemnitee is seeking indemnification. Nothing in this Agreement shall be deemed to require the Company's Board of Directors to appoint a Reviewing Party, except insofar as a Special Independent Counsel has been requested by the Indemnitee under Section 3 below.

          2.   Basic Indemnification Arrangement.

          (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permit-ted by law, as soon as practicable but in any event no later than ten days after written demand is presented to the Company, against any and all Expenses, costs, liabilities, losses, judg-ments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties (including excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended) or amounts paid or to be paid in settlement). If so requested by Indemni-tee, the Company shall advance (within two business days of such request) any and all Expenses (including amounts not yet paid or incurred but reasonably anticipated by the Indemnitee to be incurred) to, or at the direction of, Indemnitee (an "Expense Ad-vance").

          (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condi-tion that any Reviewing Party shall not have determined (in a written opinion, in any case in which the Special Independent Counsel referred to in Section 3 hereof is involved) that Indem-nitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company under Section 2(a) to make an Expense Advance where Indemnitee is a party defending the claim to which such Expense Advance relates in advance of the final disposition of such Claim shall be subject to the condition that if, when and to the extent that any Reviewing Party (or, if applicable law does not permit such determination to be made by such Reviewing Party, a court of competent jurisdiction in a final judicial determination as to which all rights of appeal therefrom have been exhausted or lapsed) determines (x) that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid or (y) that where indemnification is granted, to the extent the Expense Advance so advanced by the Company or allowed by a court exceeds the indemnification to which Indemnitee is entitled, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) to such extent; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdic-tion to secure a determination that Indemnitee should be indemni-fied under applicable law, any determination made by any Review-ing Party that Indemnitee would not be permitted to be indemni-fied under applicable law shall not be binding (and shall not create a presumption and shall not be evidence that Indemnitee would not be permitted to be indemnified) and, without limiting the foregoing, Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determina-tion is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there is not a request by Indemnitee pursuant to Section 3 hereof, a Reviewing Party may be selected by the Board of Directors, and if there has been such a request by Indemnitee, the Special Independent Counsel referred to in Section 3 shall be selected as the Review-ing Party; in the event the Board of Directors desires to select a Reviewing Party prior to a request for a Special Independent Counsel by Indemnitee, the Board of Directors shall give Indemni-tee written notice of the identity of the proposed Reviewing Party and the Indemnitee may request at any time prior to 30 days after receipt of such notice that a Special Independent Counsel be selected as Reviewing Party instead of the Reviewing Party proposed by the Board of Directors. If any Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right (without limiting any right Indemnitee may have to commence litigation in any other court of competent jurisdiction) to commence litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by any Reviewing Party or any aspect thereof, including the legal or factual basis therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by a Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. In the absence of a determination by a Reviewing Party (or a final judicial determination, as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be required to timely make all payments and/or advances to or at the direction of Indemnitee provided under this Agreement. In the event any such payment is not timely made (after giving effect to any grace period express-ly set forth in this Agreement), without limiting Indemnitee's other rights and remedies, all such unpaid amounts shall bear interest payable by the Company on demand at the rate of 12% per annum.

          3. Special Independent Counsel. The Company agrees if Indemnitee shall so request, then with respect to all matters arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, the Company shall seek legal advice only from "Special Independent Counsel" selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with such matters). Such Special Independent Counsel, among other things, shall render its written opinion to the Company, its Board of Directors and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law, and, if such an opinion is rendered, any determination by the Company or its Board of Directors shall be based solely on such opinion. The Company agrees to pay the reasonable fees and expenses of the Special Independent Counsel referred to above and to fully indemnify such Special Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          4. Indemnification for Additional Expenses. To the fullest extent permitted by law, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within two business days of such request) advance such Expenses to or at the direction of Indemnitee, which are incurred or to be incurred by Indemnitee in connection with any action brought by Indemnitee for (or any Claim asserted against Indemnitee relating to) (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, the Company's By-laws, Restated Certificate of Incorporation or applicable law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense advance or insurance recovery, as the case may be.

          5.   Partial Indemnity, Burden of Proof, Etc.

          (a) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid or incurred in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, to the fullest extent permitted by law and notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, in defense, including dismissal without prejudice, of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection with such defense and not solely for any portion of such Expenses attributable to the portion of the defense with respect to which Indemnitee was successful.

          (b) In connection with any determination by the Reviewing Party, a court or otherwise as to whether Indemnitee is entitled to be indemnified hereunder (including in connection with an Expense Advance) the burden of proof shall be on the Company to establish that Indemnitee is not so entitled (regard-less, with respect to any determination by a court or other body, of any determination by the Reviewing Party that the Indemnitee is not entitled to indemnification).

          6. No Presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption and shall not itself be evidence that Indemnitee did not meet any particular standard of conduct or have any par-ticular belief or that a court has determined that indemnifica-tion is not permitted by applicable law.

          7. Non-exclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Restated Certificate of Incorporation or By-laws, the New York Business Corporation Law, any applicable insurance policy, any trust agreement providing for payment of indemnification obligations and advances, or otherwise. To the extent that a change in the New York Business Corporation Law (whether by statute or judicial decision) permits greater indem-nification by agreement than would be afforded currently under the Company's Restated Certificate of Incorporation or this Agreement, to the fullest extent permitted by law, it is the agreement of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change immediately upon the occurrence of such change without further action by the Company or Indemnitee; provided, however, that no reduction in indemnification under the New York Business Corpora-tion Law (whether by statute or judicial decision) shall reduce the benefits afforded under this Agreement immediately prior to such reduction.

          8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer or employee of the Company.

         9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of one year from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such one year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

          10. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto other than any increase in indemnification provided by state law under Sections 7 or 15 hereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provi-sions hereof (whether or not similar) nor shall such waiver con-stitute a continuing waiver.

          11. Subrogation. In the event of payment or advance under this Agreement, the Company shall be subrogated to the extent of such payment or advance to all of the rights of recov-ery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          12. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Restated Certificate of Incorporation, By-law, trust agreement for payment of indemnification obligations and advanc-es, or otherwise) of the amounts otherwise indemnifiable hereun-der.

          13. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successors by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee contin-ues to serve as an officer, director, employee, trustee, agent or fiduciary of the Company or of any other enterprise at the Com-pany's request.

          14. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, and shall remain enforceable to the fullest extent permitted by law.

          15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be per-formed in such State without giving effect to the principles of conflicts of laws. Without limiting the provisions of Section 13 above, in the event the Company is reincorporated as a Delaware corporation, this Agreement shall remain in full force and effect and the reference in the immediately preceding sentence to "New York" shall be changed to "Delaware" and the references in this Agreement to the "New York Business Corporation Law" shall be changed to the "Delaware General Corporation Law."

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement.

                              PRICE COMMUNICATIONS CORPORATION


                              By:


                              INDEMNITEE